Exhibit 4.1

PATTERN ENERGY GROUP INC.

as Issuer

PATTERN US FINANCE COMPANY LLC

as Guarantor

5.875% SENIOR NOTES DUE 2024

INDENTURE

Dated as of January 25, 2017

Deutsche Bank Trust Company Americas

as Trustee

i

Section 12.15. U.S.A. Patriot Act.	80

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

INDENTURE dated as of January 25, 2017 among Pattern Energy Group Inc., a Delaware corporation, the Guarantor (as defined herein) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

The Company, the Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 5.875% Senior Notes due 2024 (the “Notes”) and any other Additional Securities issued pursuant to this Indenture after the date hereof:

Article 1
Definitions and Incorporation by Reference

Section 1.01.      Definitions. For purposes of the Notes, the following terms will have the meanings set forth in this Section 1.01. For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the defined terms to be used therein, which may include some, all or none of the terms contained in this Section 1.01.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“144A Global Security” means a Global Security, in the form specified in the applicable Supplemental Indenture pursuant to which such Series of Securities is created, bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.02, as part of the same series as the Initial Notes.

“Additional Securities” means any debentures, notes and other debt instruments of the Company of any Series, other than the Notes, authenticated and delivered under this Indenture.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Laws” means, as to any Person, any law, rule, regulation, ordinance or treaty, or any determination, ruling or other directive by or from a court, arbitrator or other governmental authority, including any independent system operator, or any other entity succeeding thereto, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)       1.0% of the principal amount of such Note; or

(2)       the excess (if any) of:

(a)       the present value at such redemption date of (i) the redemption price of such Note at February 1, 2020 (such redemption price being set forth in the table appearing in Section 3.07) plus (ii) all required interest payments due on the Note through February 1, 2020 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)       the then outstanding principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)       with respect to any corporation, the board of directors of the corporation or any duly authorized committee thereof;

(2)       with respect to any partnership, the board of directors or managers of the general partner of the partnership or any duly authorized committee thereof;

(3)       with respect to a limited liability company, the managing member or members, board of managers or analogous governing body, or any controlling committee of managing members thereof (or any Board of Directors or committee of any such managing member; and

(4)       with respect to any other Person, the board or any duly authorized committee thereof or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)       in the case of a corporation or company, corporate stock or shares;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)       in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1)       the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Company or any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) other than a Permitted Holder;

(2)       the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)       the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company; or

(4)       the first day on which the Guarantor ceases to be a Wholly Owned Subsidiary of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect Subsidiary of a holding company, (b) such holding company beneficially owns, directly or indirectly, 100% of the Capital Stock of the Company and (c) upon completion of such transaction, the ultimate Beneficial Ownership of the Equity Interests of the Company has not been modified by such transaction.

“Change of Control Triggering Event” means the occurrence of a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, S.A.

“Company” means Pattern Energy Group Inc., and any and all successors thereto.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

“Contractual Obligation” means, as applied to any Person, any provision of (i) any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; or (ii) any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Credit Agreement” means that certain Amended and Restated Credit and Guaranty Agreement, dated as of December 17, 2014, among the Guarantor, the other borrowers and guarantors party thereto, Royal Bank of Canada, as administrative agent, and the other financial institutions party thereto, as amended, restated, supplemented, modified or replaced from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), credit agreements, commercial paper facilities, note purchase agreements, indentures, or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, construction loans, term loans, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other Persons or to special purpose entities formed to borrow from such lenders or other Persons against such receivables or sell such receivables or interests in receivables), or letters of credit, notes, earn-out obligations constituting Indebtedness or other borrowings or other extensions of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender group of lenders, counterparties or otherwise.

“Custodian” means the Trustee, as custodian for DTC with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06. Definitive Notes will be substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06. Definitive Securities with respect to all other Series of Securities will be in the form specified in the Supplemental Indenture pursuant to which such Series of Securities is created.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“ECU” means the European Currency Unit as determined by the Commission of the European Union.

“Environmental CapEx Debt” means Indebtedness of the Company or any of its Subsidiaries incurred for the purpose of financing capital expenditures to the extent deemed reasonably necessary, as determined by the Company or any of its Subsidiaries, as applicable, in good faith and pursuant to prudent judgment, to comply with applicable Environmental Laws.

“Environmental Laws” means all former, current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances and codes, and legally binding decrees, judgments, directives and orders (including consent orders), in each case, relating to protection of the environment, natural resources, occupational health and safety or the presence, release of, or exposure to, hazardous materials, substances or wastes, or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of, or the arrangement for such activities with respect to, hazardous materials, substances or wastes.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offerings” means any public or private sale after the Issue Date of Capital Stock of the Company, the proceeds of which have been contributed to the Company as common equity, other than:

(1)       public offerings with respect to the Company’s common stock registered on Form S-4 or Form S-8; and

(2)       issuances to any Subsidiary of the Company.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Existing Liens” means Liens on the property or assets of the Company and/or any of its Subsidiaries existing on the date of this Indenture securing Indebtedness of the Company or any of its Subsidiaries (other than Liens incurred pursuant to clause (i) of Section 4.07).

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, determined in good faith by the Company’s Board of Directors or senior management.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Issue Date, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP will thereafter be construed to mean IFRS (except as otherwise provided in the indenture); provided that any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS will remain as previously calculated or determined in accordance with GAAP; provided, further, that the Company may only make such election if it also elects to provide any subsequent financial reports required to be provided pursuant to the covenants set forth under Section 4.03 in accordance with IFRS. The Company will give notice promptly of any such election made in accordance with this definition to the Trustee and the Holders of the Notes.

“Global Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Securities issued under this Indenture.

“Global Notes” means, individually and collectively, each Restricted Global Note and each Unrestricted Global Note deposited with or on behalf of and registered in the name of the Depositary or its nominee that bears the Global Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(iii), 2.06(b)(iv), 2.06(d)(ii) or 2.06(f).

“Global Securities” means, individually and collectively, each Restricted Global Security and each Unrestricted Global Security (including the Global Notes) deposited with or on behalf of and registered in the name of the Depositary or its nominee that bears the Global Legend and that has the “Schedule of Exchanges of Interests in the Global Securities” attached thereto, issued in accordance with Section 2.01, 2.06(b)(iii), 2.06(b)(iv), 2.06(d)(ii) or 2.06(f). The Global Security in respect of the Notes will be in the form of Exhibit A hereto.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means Pattern US Finance Company LLC, a Delaware limited liability company.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)       currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)       (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, purchase and sale agreements for renewable energy credits, fuel purchase and sale agreements, swaps, options and other agreements entered into for hedging purposes, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Holder” means a Person in whose name a Security is registered.

“IFRS” means the international accounting standards promulgated by the International Accounting Standards Board and its predecessors, as adopted by the European Union, as in effect from time to time.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below), whether or not contingent:

(1)       in respect of borrowed money;

(2)       evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)       in respect of banker’s acceptances;

(4)       representing Capital Lease Obligations in respect of sale and leaseback transactions;

(5)       representing the balance of deferred and unpaid purchase price of any property or services with a scheduled due date more than six months after such property is acquired or such services are completed; or

(6)       representing the net amount owing under any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Notes” means the first $350,000,000 in aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Initial Purchasers” means, with respect to the Initial Notes, Morgan Stanley & Co., LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Citigroup Global Markets Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc. and MUFG Securities Americas Inc., and shall include any other entity designated as such with respect to Additional Notes or in any Supplemental Indenture with respect to any Series of Securities issued after the date of this Indenture.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s or BBB- or better by S&P.

“Issue Date” means January 25, 2017.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period unless otherwise specified.

“Lien” means, with respect to any asset:

(1)       any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset;

(2)       the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and

(3)       in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities.

“Moody’s” means Moody’s Investors Service, Inc. or any successor entity.

“Necessary CapEx Debt” means Indebtedness of the Company or any of its Subsidiaries incurred for the purpose of financing capital expenditures (other than capital expenditures financed by Environmental CapEx Debt) that are required by Applicable Law or are undertaken for health, safety or emergency reasons. The term “Necessary CapEx Debt” does not include any Indebtedness incurred for the purpose of financing capital expenditures undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Offering Memorandum” means the offering memorandum dated January 20, 2017 in connection with the offering of the Initial Notes by the Company.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Chief Investment Officer, Assistant Treasurer, the Secretary, the Controller, Assistant Secretary or any Senior Vice President, Executive Vice President or Vice President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05.

“Opinion of Counsel” means an opinion in writing from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05. The legal counsel may be an employee of or counsel to the Company or any Subsidiary of the Company. Each such opinion shall include the statements provided for in Section 12.05 if and to the extent required by the provisions of such Section 12.05.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“PEG LP” means Pattern Energy Group LP, a Delaware limited partnership, and its successors and assigns.

“PEG LP 2.0” means Pattern Energy Group 2 LP, a Delaware limited partnership, and its successors and assigns.

“Permitted Holder” means PEG LP and PEG LP 2.0 and any of their respective controlled Affiliates and any “person” (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) or entity included in a “group” of which PEG LP or PEG LP 2.0 or any of their respective controlled Affiliates is a member; provided that in the case of such group and without giving effect to the existence of such group or any other group, PEG LP or PEG LP 2.0, as applicable, or any of their respective controlled Affiliates, in the aggregate, have direct or indirect Beneficial Ownership of more than 10% of the total voting power of the Voting Stock of the Company.

“Permitted Equity Commitments” means obligations of the Company or any of its Subsidiaries to make any payment in respect of any Equity Interest in any Project Subsidiary (and any related guarantee by the Company or any of its Subsidiaries).

“Permitted Project Undertakings” means guarantees by or obligations of the Company or any of its Subsidiaries in respect of any Project Obligation.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other business entity or any government or any agency or political subdivision thereof.

“PPA” means, with respect to any Project, a long-term power purchase agreement, energy hedge contract or similar agreement.

“Principal Property” means any building, structure or other facility, and all related property, plant or equipment or other long-term assets used or useful in the ownership, development, construction or operation of such building, structure or other facility directly owned or leased by the Company or the Guarantor and having a net book value in excess of 2.0% of Total Assets, except any such building, structure or other facility (or related property, plant or equipment) that in the opinion of the Board of Directors is not of material importance to the business conducted by the Company and its consolidated Subsidiaries, taken as a whole.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Project” means a solar, wind, biomass, natural gas, hydroelectric, geothermal, renewable energy (including battery storage), conventional power, electric transmission and distribution or water installations project (or a hybrid energy generating installation that utilizes a combination of any of the foregoing), in each case whether commercial or residential in nature, and shall include economic rights, creditor rights and other related rights in such project or convertible bonds or similar instruments related to such projects.

“Project Debt” means any Indebtedness owed to a Person unrelated to the Company or any of its Subsidiaries or Affiliates with respect to which neither the

Company nor the Guarantor (a) is, or has any obligation (contingent or otherwise) to become, an obligor under any agreements or contracts evidencing such Indebtedness (other than pursuant to Permitted Project Undertakings or Permitted Equity Commitments) or (b) has granted a Lien on any of its assets as security (or has any obligation, contingent or otherwise, to do so).

“Project Obligation” means, as to the Company or any Subsidiary of the Company, any Contractual Obligation (excluding, for avoidance of doubt, Indebtedness for borrowed money) under

(1)       power purchase agreements;

(2)       agreements for the purchase and sale of energy and renewable energy credits, climate change levy exemption certificates, embedded benefits and other environmental attributes;

(3)       decommissioning agreements;

(4)       tax indemnities;

(5)       operation and maintenance agreements;

(6)       leases, development contracts, construction contracts, management services contracts, share retention agreements, warranties, bylaws, operating agreements, joint development agreements and other organizational documents; and

(7)       other similar ordinary course contracts entered into in connection with owning, operating, developing or constructing Projects or selling energy and renewable energy credits, climate change levy exemption certificates, embedded benefits and other environmental attributes.

“Project Subsidiary” means

(1)       any Subsidiary of Company that (a) (i) is the owner, lessor and/or operator of (or is formed to own, lease or operate) one or more Projects or conducts activities reasonably related or ancillary thereto, (ii) is the lessee or borrower (or is formed to be the lessee or borrower) in respect of Project Debt in respect of one or more Projects, and/or (iii) develops or constructs (or is formed to develop or construct) one or more Projects, (b) has no Subsidiaries and owns no material assets other than those assets or Subsidiaries necessary for the ownership, leasing, development, construction or operation of such Projects or any activities reasonably related or ancillary thereto and (c) has no Indebtedness other than Project Debt and intercompany Indebtedness, and

(2) any Subsidiary of the Company that (a) is the direct or indirect owner of all or a portion of the Equity Interests in one or more Persons, each of which meets the qualifications set forth in (1) above, (b) has no Subsidiaries other than Subsidiaries each of which meets the qualifications set forth in clause (1) or clause (2)(a) above, (c) owns no material assets other than those assets necessary for the ownership, leasing, development, construction or operation of Projects or any activities reasonably related or ancillary thereto and (d) has no Indebtedness other than Project Debt and intercompany Indebtedness.

“Rating Event” means (x) the rating on the Notes is lowered and (y) the Notes are rated below an Investment Grade Rating, in either case, by both of S&P and Moody’s on any day within the period (the “Trigger Period”) commencing on the earlier of (i) the occurrence of a Change of Control and (ii) public announcement of the occurrence of a Change of Control or the Company’s or any Person’s intention to effect a Change of Control and ending 60 days following the consummation of such Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of S&P or Moody’s); provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be and thus will not be deemed a Rating Event for purposes of the Change of Control Triggering Event) if (1) during the Trigger Period, the relevant rating is subsequently upgraded to its level at the beginning of the Trigger Period (or better) or (2) S&P or Moody’s, as applicable, publicly announces or informs the Trustee in writing at the Company’s request that the reduction was not the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Refinancing Liens” means Liens granted in connection with amending, extending, modifying, renewing, replacing, refunding or refinancing in whole or in part any Indebtedness secured by Liens described in clauses (ii) through (x) of Section 4.07; provided that Refinancing Liens do not (a) extend to property or assets other than property or assets of the type that were subject to the original Lien or (b) secure Indebtedness having a principal amount in excess of the amount of Indebtedness being extended, renewed, replaced or refinanced, plus the amount of any fees and expenses (including premiums) related to any such extension, renewal, replacement or refinancing.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act.

“Regulation S-X” means Regulation S-X promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Regulation S Global Security” means a Global Security, in the form specified in the applicable Supplemental Indenture pursuant to which such Series of Securities is created, bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) who shall have direct responsibility for the administration of this Indenture and the Notes and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings or any successor entity.

“SEC” means the Securities and Exchange Commission.

“Securities” means all debentures, notes and other debt instruments of the Company of any Series authenticated and delivered under this Indenture, including all Notes and Additional Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” or “Series of Securities” means each series of Securities created pursuant to Section 2.01 (for the avoidance of doubt, the Notes constitute a Series of Securities).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) or (2) of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)       any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)       any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Supplemental Indenture” means any supplemental indenture entered into pursuant to Section 2.01 to evidence the issuance of any Additional Securities after the date of this Indenture.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means, as of any date of determination, the total consolidated assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent internal consolidated balance sheet of the Company available as of such date, but giving pro forma effect to any acquisition or disposition occurring on or prior to such date of determination.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which the Notes are defeased or satisfied and discharged, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 1, 2020; provided, however, that if the period from the redemption date to February 1, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” has the meaning assigned to it in the preamble to this Indenture.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Definitive Security” means a Definitive Security that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a Global Security that does not bear and is not required to bear the Private Placement Legend.

“U.S. dollars” or “$” means the lawful currency of the United States of America.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at that time entitled to vote in the election of the Board of Directors (or comparable governing body) of such Person, measured by voting power rather than number of shares. For the avoidance of doubt, the sole managing member of a sole-member-managed limited liability company owns 100% of the Voting Stock of such limited liability company and the sole general partner of a limited partnership owns 100% of the Voting Stock of the limited partnership.

“Wholly Owned Subsidiary” means, with respect to any specified Person, a direct or indirect Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) is at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.      Other Definitions. For purposes of the Notes, the following terms will have the meanings set forth in the Sections noted below. For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the defined terms to be used therein, which may include some, all or none of the terms contained in this Section 1.02.

Term	Defined in Section
“Authentication Order”	2.02

Term	Defined in Section
“Automatic Exchange”	2.06(b)(v)
“Automatic Exchange Date”	2.06(b)(v)
“Automatic Exchange Notice”	2.06(b)(v)
“Automatic Exchange Notice Date”	2.06(b)(v)
“Change of Control Offer”	4.08
“Change of Control Payment”	4.08
“Change of Control Payment Date”	4.08
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Payment Default”	6.01
“Registrar”	2.03
“Relevant Law”	12.14

Section 1.03.      Incorporation by Reference of Trust Indenture Act. No provisions of the TIA are incorporated by reference in or made a part of this Indenture unless explicitly incorporated by reference. Unless specifically provided in this Indenture, no terms that are defined under the TIA have such meanings for the purposes of this Indenture. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

Section 1.04.      Rules of Construction. Unless the context otherwise requires:

(i)            a term has the meaning assigned to it;

(ii)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)            “or” is not exclusive;

(iv)            “including” is not limiting;

(v)            words in the singular include the plural, and in the plural include the singular;

(vi)            “will” shall be interpreted to express a command;

(vii)            provisions apply to successive events and transactions; and

(viii)            references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

The terms and provisions contained in this Indenture will apply to any Additional Securities issued from time to time pursuant to this Indenture, except as may be otherwise provided in the Supplemental Indenture with respect to such Additional Securities. Any notices required to be provided to Holders of Securities under this Indenture shall be deemed given upon mailing by U.S. first class mail.

Article 2
The Issuance of Notes and Additional Securities

Section 2.01.      Form and Dating of Notes; Creation of Additional Securities. (a) Securities to Be Issued in Series. The aggregate amount of Securities that may be authenticated and delivered under this Indenture is unlimited, subject to compliance with Section 2.07. The Securities may be issued in one or more Series. All Additional Securities will have the terms set forth in the Supplemental Indenture pursuant to which such Series of Additional Securities is created, which Supplemental Indenture will detail the adoption of the terms of such Series of Additional Securities pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Supplemental Indenture creating such Series will detail the adoption of the terms thereof pursuant to the authority granted under a Board Resolution and will provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters; provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

At or prior to the issuance of any Series of Additional Securities, the following terms shall be established in the Supplemental Indenture in respect of such Series created pursuant to authority granted under a Board Resolution and executed and delivered by the Company and the Trustee (and, if applicable, any guarantors of such Additional Securities):

(i)            the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

(ii)            the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

(iii)            any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to this Article 2);

(iv)            the date or dates on which the principal of the Securities of the Series is payable;

(v)            the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

(vi)            the place or places where the principal of and interest, if any, on the Securities of the Series shall be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

(vii)            if applicable, the period or periods within which the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

(viii)            the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(ix)            the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

(x)            if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which the Securities of the Series shall be issuable;

(xi)            the forms of the Securities of the Series in bearer or fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities);

(xii)            if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(xiii)            the currency of denomination of the Securities of the Series, which may be U.S. dollars or any other currency, including, but not limited to, the ECU, and if such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

(xiv)            the designation of the currency, currencies or currency units in which payment of the principal of and interest, if any, on the Securities of the Series will be made;

(xv)            if payments of principal of or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

(xvi)            the manner in which the amounts of payment of principal of or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

(xvii)            the provisions, if any, relating to any security or guarantee provided for the Securities of the Series, and any subordination in right of payment, if any, of the Securities of the Series;

(xviii)            any addition to or change in or deletion of any of the covenants set forth in Articles 4 or 5 which applies to Securities of the Series;

(xix)            any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

(xx)            any addition to or change in or deletion of any of the provisions and terms set forth in Articles 7 and 9 which applies to Securities of the Series;

(xxi)            any other terms of the Securities of the Series (which may modify or delete any provision of this Indenture insofar as it applies to such Series and/or add additional provisions); and

(xxii)            any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Supplemental Indenture pursuant to which such Series is created, and the authorized principal amount of any Series may be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Supplemental Indenture.

(b)             The Notes. The Notes shall be issued in registered global form, except as otherwise provided in Section 2.06, without interest coupons. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto and shall include the Private Placement Legend unless it is removed as contemplated by Section 2.06. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(c)             Global Securities. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto. All other Global Securities will be in the form specified in the Supplemental Indenture pursuant to which such Series of Securities is created). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). All other Global Securities will be in the form specified in the Supplemental Indenture pursuant to which such Series of Securities is created. Each Global Security shall represent such of the outstanding Securities as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Securities from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note to reflect exchanges and redemptions. The Trustee’s records and the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(d)             Rule 144A Notes. Notes offered and sold in reliance on Rule 144A shall be issued in the form of a 144A Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

The aggregate principal amount of a 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(e)             Regulation S Notes. Notes offered and sold in reliance on Regulation S shall be issued in the form of a Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian and registered in the name of the Depositary or a nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(f)             Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Security that are held by Participants through Euroclear or Clearstream.

Section 2.02.      Execution and Authentication. One Officer must sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security will nevertheless be valid.

A Security will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Company signed by at least one Officer (an “Authentication Order”), authenticate Securities for original issue under this Indenture. The aggregate principal amount of Securities outstanding at any time may not exceed the aggregate principal amount of Securities authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.08.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03.      Registrar and Paying Agent. The Company will maintain an office or agency with respect to each Series of Securities issued pursuant to this Indenture, where such securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency (which, in the case of the Notes, will be in the City and State of New York) where such Securities may be presented for payment (“Paying Agent”). The Registrar will keep a register of all such Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities. The Company has entered into a blanket letter of representations with DTC in the form provided by DTC and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Securities.

Section 2.04.      Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of the Securities for which it is acting as Paying Agent or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Securities.

Section 2.05.      Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).

Section 2.06.      Transfer and Exchange. (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities shall be exchanged by the Company for Definitive Securities if:

(i)            the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(ii)            the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and any Participant requests a Definitive Security in accordance with DTC procedures (provided that Regulation S Global Securities may not be exchanged for Definitive Securities pursuant to this clause (ii) prior to the expiration of the applicable Restricted Period and the receipt of any certificates required under the provisions of Regulation S); or

(iii)            there has occurred and is continuing a Default or Event of Default with respect to the Notes and DTC requests the issuance of Definitive Securities.

Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in such names and in any approved denominations as the Depositary shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Sections 2.06 or 2.08 or 2.11, shall be authenticated and delivered in the form of, and shall be, a Global Security, except for Definitive Securities issued subsequent to any of the events described in clauses (i), (ii) or (iii) above and pursuant to clause (c) below. A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

None of the Company, the Guarantor or the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect DTC participant in identifying the Beneficial Owners of the Securities. The Company, the Guarantor and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Notes to be issued.

(b)             Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same

Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the applicable Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. Any person who transfers a beneficial interest in the Regulation S Global Security prior to the expiration of the applicable Restricted Period with respect to any Series of Additional Securities shall be deemed to have certified that such transfer was not made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)            All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar the applicable certificates prescribed by the succeeding sections and subparagraphs and either:

(A)            both:

(1)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)            instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)            both:

(1)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)            instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in a Regulation S Global Security prior to the expiration of the Restricted Period therefor.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security(ies) pursuant to Section 2.06(g).

(iii)            Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)            if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)            if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(iv)            Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

(A)            such transfer or exchange is pursuant to an effective Registration Statement under the Securities Act; or

(B)            the Registrar receives the following:

(1)            if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)            if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such exchange or transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (B) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(v)            Automatic Exchange of Beneficial Interests in Restricted Global Securities for Beneficial Interests in Unrestricted Global Securities. Upon the Company’s satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act with respect to a particular Restricted Global Security, the Company may, but shall not be obligated to, cause the beneficial interests in such Restricted Global Security to be automatically exchanged into beneficial interests in one or more Unrestricted Global Securities, in accordance with this Section 2.06(b)(v), without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (A) with respect to the Security issued on the Issue Date, the Issue Date or (B) with respect to Additional Security, if any, the issue date of such Additional Security, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act with respect to a particular Restricted Global Security, the Company may, but shall not be obligated to, (1) provide written notice to the Trustee at least 15 calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in such Restricted Global Security to one or more Unrestricted Global Securities, which shall have previously been made eligible for the Depository’s book-entry delivery and depository services, (2) provide prior written notice (the “Automatic Exchange Notice”) to each Holder of such Restricted Global Security at such Holder’s address appearing in the register of Holders at least 10 calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of the Indenture pursuant to which the Automatic Exchange shall occur, (y) the CUSIP number of the Restricted Global Security from which such Holder’s beneficial interests will be transferred and the (z) CUSIP number of the Unrestricted Global Security into which such Holder’s beneficial interests will be transferred, and (3) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Securities, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Securities to be exchanged in the Automatic Exchange. At the Company’s request on no less than 5 calendar days’ notice, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice to each Holder of the Restricted Global Security that is subject to the applicable Automatic Exchange at such Holder’s address appearing in the register of Holders. Notwithstanding anything to the contrary in this Section 2.06, during the period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.06(b)(v) shall be permitted without the prior written consent of the Company. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate reasonably acceptable to the Trustee to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act with respect to the Restricted Global Security to which such Automatic Exchange relates, and that the aggregate principal amount of the particular Restricted Global Security may be transferred to the particular Unrestricted Global Security by adjustment made on the records of the Trustee to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.06(b)(v), the aggregate principal amount of the Global Security shall be increased or decreased by adjustments made on the records of the Trustee, to reflect the relevant increase or decrease in the principal amount of such Global Security resulting from the applicable exchange. The Restricted Global Security from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

(c)             Transfer or Exchange of Beneficial Interests in Global Securities for Definitive Securities. Transfers or exchanges of beneficial interests in Global Securities for Definitive Securities shall in each case be subject to the satisfaction of any applicable conditions set forth in Section 2.06(b)(ii), and to the requirements set forth below in this Section 2.06(b)(v).

(i)            Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon the occurrence of any of the events described in clause (i), (ii) or (iii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A)            if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)            if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)            if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)            if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(b)(v) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.06(c)(i) (except transfers pursuant to clause (F) above) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)            Beneficial Interests in Regulation S Global Securities to Definitive Securities. Notwithstanding Section 2.06(c)(i)(A) and Section 2.06(c)(i)(C), a beneficial interest in the Regulation S Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the expiration of the applicable Restricted Period therefor, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)            Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

(A)            such exchange or transfer is effected pursuant to an effective registration statement under the Securities Act; or

(B)            the Registrar receives the following:

(1)            if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)            if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, such holder delivers to the Company an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)            Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon the occurrence of any of the events described in clause (i), (ii) or (iii) of Section 2.06(a) satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Security to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) will not bear the Private Placement Legend.

(d)             Transfer and Exchange of Definitive Securities for Beneficial Interests.

(i)            Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)            if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)            if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)            if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)            if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)            if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of the applicable Restricted Global Security.

(ii)            Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A)            such exchange or transfer is effected pursuant to an effective registration statement under the Securities Act; or

(B)            the Registrar receives the following:

(1)            if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)            if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, such Holder delivers to the Company an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee will cancel the Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(iii)            Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global

Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e)             Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)            Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)            if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)            if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)            if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)            Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or

Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A)            any such exchange or transfer is effected pursuant to an effective registration statement under the Securities Act; or

(B)            the Registrar receives the following:

(1)            if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)            if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar so requests, such Holder delivers to the Company an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)            Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(f)             Legends. The following legends will appear on all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture. Additional Securities will bear the legends, if any, provided for in the Supplemental Indenture pursuant to which such Series of Additional Securities is created.

(i)            Private Placement Legend. (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED,

SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (B) IT ACQUIRED THIS NOTE OR SUCH BENEFICIAL INTEREST IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

WITH RESPECT TO ANY SECURITY THAT IS SOLD PURSUANT TO THE ORIGINAL DISTRIBUTION IN CANADA, UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE [INSERT DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].”

Except as permitted by subparagraph (B) below, each Global Note and Definitive Note issued in a transaction exempt from registration pursuant to Regulation S shall also bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND

MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.”

(B)            Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs 2.06(b)(iv), Sections 2.06(b)(v), 2.06(c)(iii), 2.06(c)(iv), 2.06(d)(ii), 2.06(d)(iii), 2.06(e)(ii) or 2.06(e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(ii)            Global Legend. Each Global Security will bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF PATTERN ENERGY GROUP INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH

SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)             Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and an endorsement will be made on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Security and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Security and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)             General Provisions Relating to Transfers and Exchanges. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii)            No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 4.08 and 9.05).

(iii)            The Registrar shall not be required to register the transfer of or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)            All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(v)            The Company shall not be required:

(A)            to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption and ending at the close of business on the day of selection;

(B)            to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

(C)            to register the transfer of or to exchange a Security between a record date and the next succeeding interest payment date.

(vi)            Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)            The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02.

(viii)            All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or email.

(ix)            The Company and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer of any Restricted Global Security or Restricted Definitive Security is being made in compliance with the Securities Act or the Exchange Act, or rules or regulations adopted by the SEC from time to time thereunder, and applicable state securities laws.

(x)            The Trustee shall have no duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security

(including any transfers between or among depositary participants or beneficial owners or holders of any Global Security) other than to require delivery of the Form of Assignment and Transfer attached to the Security, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(xi)            None of the Trustee, the Note Registrar or the Paying Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Security, any agent member of the Depositary (an “Agent Member”) or other member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or any nominee or participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member or other participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary, subject to its applicable rules and procedures. The Trustee, Note Registrar and Paying Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and other members, participants and any beneficial owners.

(xii)            Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.07.      Issuance of Additional Notes. The Company shall be entitled, upon delivery to the Trustee of an Officer’s Certificate, Opinion of Counsel and Authentication Order, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Issue Date and any Additional Notes issued shall be treated as a single class for all purposes under this Indenture; provided, however, that if the Additional Notes are not fungible with the existing Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)             the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b)             the issue price, the issue date and the CUSIP number of such Additional Notes.

Section 2.08.      Replacement Securities. If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge for its expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities of the applicable Series duly issued hereunder.

Section 2.09.      Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; however, Securities held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a).

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.10.      Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or the Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only such Securities that the Trustee has received written notice from the Company or the Guarantor, as applicable, certifying that the relevant

Securities are owned by either the Company or the Guarantor, as applicable, will be so disregarded.

Section 2.11.      Temporary Securities. Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Securities. Temporary Securities will be substantially in the form of certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Securities in exchange for temporary Securities.

Holders of temporary Securities will be entitled to all of the benefits of this Indenture.

Section 2.12.      Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. Upon receipt of written direction from the Company, the Trustee and no one else will cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Securities (subject to the record retention requirements of the Exchange Act). The Trustee shall dispose of canceled Securities in accordance with its then customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company upon the Company’s written request. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13.      CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or on such notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14.      Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Default interest will be payable with respect to Additional Securities on the terms provided in the Supplemental Indenture pursuant to which such Series of Additional Securities is created.

Article 3
Redemption and Prepayment

For purposes of the Notes, Article 3 provides the terms upon which redemption and prepayment may occur. For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the terms upon which redemption and prepayment may occur, which may include some, all or none of the terms contained in this Article 3.

Section 3.01.      Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it must furnish to the Trustee, at least 45 days (or such shorter period as the Trustee in its sole discretion may allow) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(i)            the clause of this Indenture pursuant to which the redemption shall occur;

(ii)            the redemption date;

(iii)            the principal amount of Notes to be redeemed;

(iv)            the redemption price (or the method by which it is to be determined); and

(v)            the CUSIP number.

Section 3.02.      Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption in accordance with the current requirements of the Depositary among all outstanding Notes or, if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, in either case, unless otherwise required by law or depositary requirements.

In the event of partial redemption by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be delivered at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

Section 3.03.      Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall deliver a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11.

The notice will identify the Notes to be redeemed and will state:

(i)            the redemption date;

(ii)            the redemption price (or the method by which it is to be determined);

(iii)            if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(iv)            the name and address of the Paying Agent;

(v)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)            that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)            the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(viii)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as the

Trustee in its sole discretion may allow), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. If a redemption notice is subject to satisfaction of one or more conditions precedent, such notice will state that, at the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions are satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied by the redemption date, or by the redemption date so delayed. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another person (it being understood that any such provision for payment by another person will not relieve the Company and the Guarantor from their obligations with respect to such redemption).

Section 3.04.      Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.03, Notes called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price.

Section 3.05.      Deposit of Redemption or Purchase Price. One Business Day prior to the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest and premium, if any, on all Notes to be redeemed or purchased on that date. Promptly after the Company’s written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of accrued interest and premium, if any, on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.      Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the

Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07.      Optional Redemption. (a) At any time prior to February 1, 2020, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date, with an amount equal to the net cash proceeds of one or more Equity Offerings, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date; provided that:

(i)            at least 50% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company, its Subsidiaries and parent entities) remains outstanding immediately after the occurrence of such redemption (unless all such Notes are concurrently repurchased or redeemed pursuant to another clause of this Section 3.07 or otherwise repurchased); and

(ii)            the redemption occurs within 90 days of the date of the closing of such equity offering.

(b)             At any time prior to February 1, 2020, the Company may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c)             Except pursuant to the preceding paragraphs (or pursuant to Section 4.08(e)), the Notes will not be redeemable at the Company’s option prior to February 1, 2020.

(d)             On or after February 1, 2020, the Company may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2020	102.938%
2021	101.469%
2022 and thereafter	100.000%

(e)             Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(f)             The provisions of this Article 3 do not prohibit the Company or its affiliates from acquiring the Notes in private or open-market transactions by means other than a redemption, whether pursuant to a tender offer, negotiated purchase or otherwise.

Section 3.08.      Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Article 4
Covenants

For purposes of the Notes, Article 4 provides the terms of the various covenants to which the Notes are subject. For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the terms of the covenants to which such Additional Securities are subject, which may include some, all or none of the covenants contained in this Article 4.

Section 4.01.      Payment of Notes. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the rate borne by the Notes to the extent lawful.

Section 4.02.      Maintenance of Office or Agency. The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.      Reports. (a) Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Company shall furnish or cause to be furnished to Holders, upon request, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(i)            all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(ii)            all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s independent registered public accounting firm. To the extent the Company files a copy of each of the reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing), the reports shall be deemed to be furnished to the Trustee and Holders of Notes, provided that the Trustee shall have no responsibility whatsoever to determine whether such filing has occurred.

If the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in this Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company shall post the reports referred to in this Section 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC and shall notify the Trustee in writing that such filing has been made on its website.

(b)             In addition, the Company and the Guarantor agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)             The Trustee shall have no obligation to determine if and when the Company’s or the Guarantor’s financial statements or reports are publicly available and accessible electronically. Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04.      Compliance Certificate. (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year ended after the Issue Date, a brief certificate (which need not comply with Section 12.05) from the Company’s principal executive officer, principal financial officer, principal compliance officer, principal investment officer or principal accounting officer as to his or her knowledge of the Company’s compliance with this Indenture.

(b)             So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

(c)             (1) If a Default occurs for a failure to report or deliver a required certificate in connection with another default (an “Initial Default”) then at the time such Initial Default is cured, such Default for a failure to report or deliver a required certificate in connection with the Initial Default will also be cured without any further action and (2) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture will be deemed to be cured upon the delivery of any such report required by such covenant or notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 4.05.      Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.      Stay, Extension and Usury Laws. The Company and the Guarantor covenants (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company and the Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.      Liens. The Company will not, and will not permit the Guarantor to, create or permit to exist any Lien upon any Principal Property owned by the Company or the Guarantor or upon any Equity Interests issued by, or Indebtedness of, any direct or indirect Subsidiary of the Company to secure any Indebtedness of the Company or the

Guarantor without providing for the Notes to be equally and ratably secured with (or prior to) any and all such Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured for so long as such Indebtedness is so secured; provided, however, that this restriction will not apply to, or prevent the creation or existence of:

(i)            Liens securing Indebtedness of the Company or the Guarantor under one or more Credit Facilities in an aggregate principal amount pursuant to this clause (i), measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not exceeding the greater of (a) 25% of Total Assets, and (b) $1.0 billion;

(ii)            Existing Liens;

(iii)            Liens securing Indebtedness of any Person that (a) is acquired by the Company or any of its Subsidiaries after the date hereof, (b) is merged or amalgamated with or into the Company or any of its Subsidiaries after the date hereof or (c) becomes consolidated in the financial statements of the Company or any of its Subsidiaries after the date hereof in accordance with GAAP; provided, however, that in each case contemplated by this clause (iii), such Indebtedness was not incurred in contemplation of such acquisition, merger, amalgamation or consolidation and is only secured by Liens on the Equity Interests or assets of, the Person (and Subsidiaries of the Person) acquired by, or merged or amalgamated with or into, or consolidated in the financial statements of, the Company or any of its Subsidiaries;

(iv)            Liens securing Indebtedness of the Company or the Guarantor incurred to finance (whether prior to or within 365 days after) the acquisition, development, construction or improvement of assets (whether through the direct purchase of assets or through the purchase of the Equity Interests of any Person owning such assets or through an acquisition of any such Person by merger); provided, however, that such Indebtedness is only secured by Liens on the Equity Interests and assets acquired, constructed or improved in such financing;

(v)            Liens in favor of the Company or any of its Subsidiaries;

(vi)            Liens securing Hedging Obligations; provided that such agreements were not entered into for speculative purposes (as determined by the Company in its reasonable discretion acting in good faith);

(vii)            Liens relating to current or future escrow arrangements securing Indebtedness of the Company or the Guarantor;

(viii)            Liens to secure Environmental CapEx Debt or Necessary CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt or Necessary CapEx Debt;

(ix)            Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or the Guarantor, including rights of offset and set-off;

(x)            Refinancing Liens;

(xi)            Liens on Equity Interest, assets or rights of Project Subsidiaries securing Project Debt of one or more Project Subsidiaries;

(xii)            Liens on cash and cash equivalents securing Indebtedness incurred to finance an acquisition of assets or a business or multiple businesses; provided that within 180 days from the date the related Indebtedness was incurred, such cash or cash equivalents are used to (a) fund the acquisition (or a similar transaction), including any related fees and expenses, and the related Indebtedness is (1) secured by Liens otherwise permitted under this Section 4.07 or (2) unsecured; or (b) retire or repay the Indebtedness that it secures and to pay any related fees and expenses; and

(xiii)            other Liens, in addition to those permitted in clauses (i) through (xii) above, securing Indebtedness of the Company or the Guarantor having an aggregate principal amount, measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not to exceed the greater of (i) 2.0% of Total Assets and (ii) $75.0 million.

Liens securing Indebtedness under the Credit Agreement existing on the date of this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (i) above. For purposes of determining compliance with this Section 4.07, in the event that a proposed Lien meets the criteria of more than one of the categories of Liens described in clauses (i) through (xiii) above, the Company will be permitted to classify such Lien on the date of its incurrence, or later reclassify all or a portion of such Lien, in any manner that complies with this Section 4.07.

If the Company or the Guarantor proposes to create or permit to exist any Lien upon any Principal Property owned by the Company or the Guarantor or upon any Equity Interests or Indebtedness of any direct or indirect Subsidiary of the Company to secure any Indebtedness of the Company or the Guarantor, other than as permitted by clauses (i) through (xiii) of the previous paragraph, the Company will give prior written notice thereof to the Trustee, who will give notice to the Holders of the Notes at the direction and expense of the Company, and the Company will further agree, prior to or simultaneously with the creation of such Lien, effectively to secure all the Notes equally and ratably with (or prior to) such other Indebtedness, for so long as such other Indebtedness is so secured.

Section 4.08.      Offer to Repurchase Upon Change of Control Triggering Event. (a) Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that

Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(i)            that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes tendered will be accepted for payment;

(ii)            the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii)            that any Note not tendered will continue to accrue interest;

(iv)            that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(v)            that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)            that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(vii)            that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of such compliance.

(b)             On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)            deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)            deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent shall promptly distribute to each Holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)             The provisions described in Sections 4.08(a) and (b) shall apply whether or not other provisions of this Indenture are applicable.

(d)             Notwithstanding anything to the contrary in this Section 4.08, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) an unconditional notice of redemption has been given with respect to all outstanding Notes pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

(e)             If Holders of not less than 90% in aggregate principal amount of the outstanding Notes properly tender such Notes pursuant to the Change of Control Offer and the Company, or any third party making a Change of Control offer in lieu of the Company as described in Section 4.08(d), purchases all of the Notes properly tendered by such Holders, the Company or such third party will have the right, upon notice given not more than 60 days following such purchase pursuant to the Change of Control Offer described in Section 4.08(a), (and not less than 15 days prior to the date fixed for redemption), to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the aggregate principal amount of Notes to be redeemed, plus accrued interest, if any, to the redemption date. Any redemption pursuant to this Section 4.08(e) will be made in accordance with Sections 3.01 through 3.06, except as provided herein.

Section 4.09.      Existence. Except as permitted by Article 5, the Company shall, and shall cause the Guarantor to, maintain its corporate or limited liability company existence, respectively, provided that the Company shall not be required to maintain the existence of the Guarantor if its Board of Directors determines in good faith that the failure to so maintain the existence of the Guarantor will not have a material adverse effect on the Holders of the Notes.

Article 5
Successors

For purposes of the Notes, Article 5 provides the terms upon which a Person can succeed the Obligations of the Company or the Guarantor. For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the terms upon which a Person can succeed the obligations of the Company or the Guarantor, if any, to such Additional Securities, which may include some, all or none of the terms contained in this Article 5.

Section 5.01.      Merger, Consolidation or Sale of Assets. Neither the Company nor the Guarantor shall, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company or the Guarantor is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, or the Guarantor and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(i)            either:

(A)            the Company or the Guarantor, as the case may be, is the surviving Person; or

(B)            the Person formed by or surviving any such consolidation or merger (if other than the Company or the Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co-issuer of the Notes pursuant to a supplemental indenture duly executed by the Trustee;

(ii)            the Person formed by or surviving any such consolidation or merger (if other than the Company or the Guarantor, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or the Guarantor, as the case may be, under the Notes and this Indenture, pursuant to a supplemental indenture or other documents and agreements reasonably satisfactory to the Trustee;

(iii)            immediately after such transaction, no Default or Event of Default exists; and

(iv)            the Company or the Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

In addition, neither the Company nor the Guarantor will, directly or indirectly, lease all or substantially all of its and its respective Subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to any other Person.

This Section 5.01 shall not apply to:

(1)            a merger of the Company or the Guarantor, as the case may be, with an Affiliate solely for the purpose of reforming the Company or the Guarantor, as the case may be, in another jurisdiction or forming a direct or indirect holding company of the Guarantor that is a Wholly Owned Subsidiary of the Company; and

(2)            any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries (other than the Guarantor and its Subsidiaries) or between or among the Guarantor and its Subsidiaries, in each case including by way of merger or consolidation.

Section 5.02.      Successor Entity Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company, the Guarantor and their respective Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person formed by such consolidation or into or with which the Company or the Guarantor, as the case may be, is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company or, as the case may be, the provisions of this Indenture referring to the “Guarantor” shall refer instead to the successor Person and not to the Guarantor), and may exercise every right and power of the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium, if any, and interest on, the Notes and that the predecessor Guarantor shall not be relieved from its obligations under its Guarantee except in the case of a sale of all of the Company’s or the Guarantor’s assets, as the case may be, in a transaction that is subject to, and that complies with the provisions of, Section 5.01.

Article 6
Defaults and Remedies

For purposes of the Notes, Article 6 provides the terms of defaults and remedies. For purposes of any Additional Securities issued under this Indenture, the Supplement Indenture in respect of such Additional Securities will specify the terms of defaults and remedies for such Additional Securities, which may include some, all or none of the terms contained in this Article 6.

Section 6.01.      Events of Default. Each of the following is an “Event of Default”:

(i)            default for 30 days in the payment when due of interest on the Notes;

(ii)            default in the payment when due of the principal of, or premium, if any, on the Notes;

(iii)            failure by the Company or the Guarantor for 90 days after written notice given by the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, voting as a single class, to comply with Section 4.03;

(iv)            failure by the Company or the Guarantor for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the agreements in this Indenture (other than a default referred to in clause (i), (ii) and (iii) of this Section 6.01);

(v)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or the Guarantor (or the payment of which is Guaranteed by the Company or the Guarantor), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A)            is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)            results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds the greater of (1) 1.5% of Total Assets and (2) $75.0 million; provided that this clause (v) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Company;

(vi)            one or more judgments for the payment of money in an aggregate amount in excess of the greater of (1) 1.5% of Total Assets and (2) $75.0 million (excluding therefrom any amount reasonably expected to be covered by insurance) shall be rendered against the Company or the Guarantor or any combination thereof and the same shall not have been paid, discharged or stayed for a period of 60 days after such judgment became final and non-appealable;

(vii)            except as permitted by this Indenture, the Guarantee shall be held in any final and non-appealable judgment to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, shall deny or disaffirm its obligations under its Guarantee;

(viii)            the Company or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(A)            commences a voluntary case,

(B)            consents to the entry of an order for relief against it in an involuntary case,

(C)            consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)            makes a general assignment for the benefit of its creditors, or

(E)            generally is not paying its debts as they become due; or

(ix)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Company or the Guarantor;

(B)            appoints a custodian of the Company or the Guarantor for all or substantially all of the property of the Company or the Guarantor; or

(C)            orders the liquidation of the Company or the Guarantor;

and the order or decree remains unstayed and in effect for 60 consecutive days.

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a responsible officer of the Trustee having direct responsibility for the administration of this Indenture and the Notes has received written notice of such Default or Event of Default at the corporate trust office of the Trustee and such notice references the Notes and this Indenture and details the nature of the Default.

Section 6.02.      Acceleration. In the case of an Event of Default specified in clause (viii) or (ix) of Section 6.01, with respect to the Company or the Guarantor, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(v) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Payment Default or other default triggering such Event of Default pursuant to Section 6.01(v) shall be remedied or cured, or waived by the Holders of the Indebtedness with respect to which a Payment Default has occurred within 30 days after the declaration of acceleration of the Notes; provided that (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived and (3) there has been deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided, the Holders of a majority in principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if the Company has paid or deposited with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.07, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of, and interest on, the Notes that shall have become due solely by such acceleration, shall have been cured or waived.

Section 6.03.      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.      Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase), if there has been deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.      Control by Majority. Holders of a majority in principal amount of the Notes that are then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability.

Section 6.06.      Limitation on Suits. Subject to Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(i)            such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(ii)            Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii)            such Holder or Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense it may incur;

(iv)            the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)            during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.      Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, or interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.      Collection Suit by Trustee. If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest on, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.      Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under this Indenture, including without limitation, under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under this Indenture, including without limitation, under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.      Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article 7
Trustee

Section 7.01.      Duties of Trustee. (a) If an Event of Default with respect to any Series of Securities has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)             Except during the continuance of an Event of Default:

(i)            the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)             The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)            the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Trustee will not be liable with respect to any action taken, suffered or omitted to be taken in respect of the Securities in accordance with a direction received by it pursuant to Section 6.05 (or comparable provisions specified in a Supplemental Indenture with respect to other Series of Securities).

(d)             Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)             No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)             The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.      Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)             Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)             The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed to be an attorney or agent of the Trustee and the Trustee shall not be responsible for any action or omission by any Depositary.

(d)             The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)             Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)             The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)             The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(h)             The Trustee shall not be deemed to have notice of any Default or Event of Default, other than a Default or Event of Default specified in Sections 6.01(i) or (ii) (or comparable provisions specified in a Supplemental Indenture with respect to other Series of Securities) unless a Responsible Officer of the Trustee has received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)             In no event shall the Trustee be liable for the selection of investments, if any, or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment, if any, prior to its stated maturity or failure to provide timely written direction.

(j)             In no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)             In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture or any related documents because of circumstances beyond the Trustee’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above.

(l)             The right of the Trustee to perform any discretionary act enumerated in this Indenture or any related document shall not be construed as a duty.

(m)             The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(n)             The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed for expenses and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03.      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10.

Section 7.04.      Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.      Notice of Defaults. If a Default or Event of Default with respect to any Series of Securities occurs and is continuing and if notice has been provided in accordance with Section 7.02(h) to a Responsible Officer of the Trustee, the Trustee will deliver to Holders of such Securities a notice of the Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer has knowledge of any Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

Section 7.06.      [Intentionally omitted].

Section 7.07.      Compensation and Indemnity. (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as agreed to separately in writing with the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)             The Company and the Guarantor will jointly and severally, indemnify the Trustee, its officers, directors, employees, representatives and agents, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or the Guarantor of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor the Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)             The obligations of the Company and the Guarantor under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)             To secure the Company’s and the Guarantor’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, or interest on, particular Securities. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)             When the Trustee incurs expenses or renders services after an Event of Default specified in clause (viii) or (ix) of Section 6.01 (or comparable provisions specified in a Supplemental Indenture with respect to other Series of Securities) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)             The Company’s and Guarantor’s obligations under this Section 7.07 shall survive the resignation or removal of the Trustee, any termination of this Indenture, including any termination or rejection of this Indenture in any insolvency or similar proceeding and the repayment of all the Securities.

Section 7.08.      Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)             The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Securities of each Series may remove the Trustee by so notifying the Trustee with respect to such Series and the Company in writing. The Company may remove the Trustee if:

(i)            the Trustee fails to comply with Section 7.10;

(ii)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)            a custodian or public officer takes charge of the Trustee or its property; or

(iv)            the Trustee becomes incapable of acting.

(c)             If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities of each Series may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)             If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Company, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Securities of each affected Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)             A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the

Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09.      Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10.      Eligibility. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

Article 8
Legal Defeasance and Covenant Defeasance

For purposes of the Notes, Article 8 provides the terms upon which legal defeasance and covenant defeasance can occur. For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the terms upon which legal defeasance and covenant defeasance can occur for such Additional Securities, which may include some, all or none of the terms contained in this Article 8.

Section 8.01.      Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Sections 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.      Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantee) on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantee), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Notes, the Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(i)            the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due from the trust referred to in Section 8.04;

(ii)            the Company’s obligations with respect to such Notes under Article 2 and Section 4.02;

(iii)            the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Company’s and the Guarantor’s obligations in connection therewith; and

(iv)            this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03.      Covenant Defeasance. Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under Sections 4.03, 4.07 and 4.08 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantee, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Guarantee shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Sections 8.04, 6.01(iii), (iv), (v), (vi) and (vii) shall not constitute Events of Default.

Section 8.04.      Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:

(i)            the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(ii)            in the case of an election under Section 8.02, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(A)            the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)            since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)            in the case of an election under Section 8.03, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)            no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(v)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(vi)            the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(vii)            the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.      Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(i)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.      Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07.      Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantor’s obligations under this Indenture and the Notes and the Guarantee will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article 9
Amendment, Supplement and Waiver

For the purposes of the Notes, Article 9 provides the terms of the Indenture with respect to amendments, supplements and waivers. For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the terms with respect to amendments, supplements and waivers for such Additional Securities, which may include some, all or none of the terms contained in this Article 9.

Section 9.01.      Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantor and the Trustee may amend or supplement this Indenture, the Notes or the Guarantee:

(i)            to cure any ambiguity, mistake, defect or inconsistency;

(ii)            to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii)            to provide for the assumption of the Company’s Obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(iv)            to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any such Holder in any material respect;

(v)            to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(vi)            to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum, relating to the initial offering of the Notes;

(vii)            to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee pursuant to the requirements hereof;

(viii)            to provide for or confirm the issuance of Additional Notes and Additional Securities (including, with respect to Additional Securities, changes to the events of default, covenants or other provisions of this Indenture that apply only to such Additional Securities and not to the Notes) in accordance with this Indenture; or

(ix)            to provide for the Guarantee with respect to the Notes or to effect the release of the Guarantor from any of its obligations under the Guarantee or this Indenture to the extent permitted thereby.

Upon the request of the Company accompanied by a Board Resolution and upon receipt by the Trustee of an Officer’s Certificate and Opinion of Counsel, the Trustee shall join with the Company and the Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

Section 9.02.      With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.08), the Notes and the Guarantee with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, any Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes). Section 2.09 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a Board Resolution and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officer’s Certificate and Opinion of Counsel, the Trustee shall join with the Company and the Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. However, without the consent of each Holder of any Note affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i)            reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)            reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described in Section 4.08 and provisions relating to the number of days’ notice to be given in case of redemption);

(iii)            reduce the rate of or change the time for payment of interest on any Note;

(iv)            waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, any Note (except a rescission of acceleration of any Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(v)            make any Note payable in currency other than that stated in the Notes;

(vi)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, or, interest on, the Notes;

(vii)            waive a redemption payment with respect to any Note (other than a payment required by Section 4.08);

(viii)            except as expressly permitted by this Indenture, release or modify the Guarantee of the Guarantor in any manner adverse to the Holders of such Note; or

(ix)            make any change in the preceding amendment and waiver provisions.

Section 9.03.      [Intentionally Omitted].

Section 9.04.      Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.      Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.      Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel each stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Article 10
Guarantees

For purposes of the Notes, Article 10 provides the terms of the Guarantee of the Notes. For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the terms of guarantees for such Additional Securities, which may include some, all or none of the terms contained in this Article 10.

Section 10.01.  Guarantee. (a) Subject to this Article 10, the Guarantor hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)            the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration,

redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)            in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)             The Guarantor hereby agrees that its obligations hereunder are full and unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)             If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)             The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

Section 10.02.  Limitation on Guarantor Liability. The Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03.  Execution and Delivery of Guarantee. The execution by the Guarantor of the Indenture (or a supplemental indenture) evidences the Guarantee of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note.  The delivery of any Note by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 10.04.  Releases. (a) The Guarantee of the Guarantor shall be released automatically:

(i)            in connection with any sale or other disposition of all or substantially all of the assets of the Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company;

(ii)            in connection with any sale or other disposition of Capital Stock of the Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if following such sale or other disposition, that Guarantor is no longer a direct or indirect Subsidiary of the Company;

(iii)            upon repayment in full of the Notes; or

(iv)            upon Legal Defeasance or satisfaction and discharge of this Indenture pursuant to Articles 8 and 11.

(b)             Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the action or event giving rise to the applicable release has occurred or was made by the Company in accordance with the provisions of this Indenture the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Guarantee.

Article 11
Satisfaction and Discharge

For purposes of the Notes, Article 11 provides the terms upon which satisfaction and discharge can occur. For purposes of any Additional Securities issued under this Indenture, the Supplemental Indenture in respect of such Additional Securities will specify the terms upon which satisfaction and discharge can occur for such Additional Securities, which may include some, all or none of the terms contained in this Article 11.

Section 11.01.  Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a)             either:

(1)            all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for such Notes for cancellation; or

(2)            all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the distribution of a notice of redemption or otherwise or will become due and payable within one year and the Company or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and interest to the date of maturity or redemption;

(b)             in respect of subclause (2) of clause (a) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound;

(c)             the Company or the Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d)             the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (i) of clause (a) of this Section 11.01, the provisions of Sections 11.01 and 8.06 will survive. In addition, nothing in this

Section 11.01 will be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02.  Application of Trust Money. Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article 12
Miscellaneous

Section 12.01.  [Intentionally Omitted].

Section 12.02.  Notices. Any notice or communication by the Company, the Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile, email or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or the Guarantor:

Pier 1, Bay 3

San Francisco, CA 94111

Attention: General Counsel

Fax Number: (415) 362-7900

Email Address: generalcounsel@patternenergy.com

With a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: 212-701-5674

Attention: Richard Truesdell

If to the Trustee:

Deutsche Bank Trust Company Americas

Trust & Agency Services

60 Wall Street, 16th Floor

Mail Stop NYC60-1630

New York, New York 10005

Facsimile: 732-578-4635

Attention: Corporates Team, Pattern Energy Group Inc.

With a Copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust and Agency Services

100 Plaza One-6th Floor

Mail Stop: JCY03-0699

Jersey City, NJ 07311

Facsimile: 732-578-4635

Attention: Corporates Team, Pattern Energy Group Inc.

The Company, the Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent via facsimile or email; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar, or, with respect to Global Securities, in accordance with the Applicable Procedures. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03.  [Intentionally Omitted].

Section 12.04.  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)            an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05.  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required by Section 4.04(a)) shall include:

(i)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.  Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07.  No Personal Liability of Directors, Officers, Employees and Stockholders. No director, manager, member, investor, officer, employee, incorporator, stockholder, holder of Equity Interest, or affiliate of the Company or the Guarantor, as such, will have any liability for any obligations of the Company or the Guarantor under any Securities, this Indenture, the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting any Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of any Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08.  Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEE.

Section 12.09.  Waiver of Trial by Jury. EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10.  No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11.  Successors. All agreements of the Company in this Indenture and any Securities will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of the Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04.

Section 12.12.  Severability. In case any provision in this Indenture or in any Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13.  Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.14.  Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15.  U.S.A. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

[Signatures on following page]

SIGNATURES

Dated as of January 25, 2017

PATTERN ENERGY GROUP INC.

By:	/s/ Michael Lyon
Name: Michael Lyon
Title: Chief Financial Officer

PATTERN US FINANCE COMPANY LLC

By:	/s/ Michael Lyon
Name: Michael Lyon
Title: Chief Financial Officer

[Signature page to the Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:	/s/ Linda Reale
Name: Linda Reale
Title: Vice President

[Signature page to the Indenture]

EXHIBIT A

[Face of Note]

CUSIP/CINS [●]

5.875% Senior Notes due 2024

No. [●]	$[●]

PATTERN ENERGY GROUP INC.

promises to pay to or registered assigns,

the principal sum of [●] DOLLARS on February 1, 2024.

Interest Payment Dates: February 1 and August 1

Record Dates: January 15 and July 15

Date: [●], 20[●]

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

PATTERN ENERGY GROUP INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

[Back of Note]
5.875% Senior Notes due 2024

[Insert the Global Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(i)            INTEREST. Pattern Energy Group Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 5.875% per annum from [●], until maturity. The Company shall pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), provided, that the first Interest Payment Date shall be August 1, 2017. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(ii)            METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 and July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest at the office or agency of the Paying Agent and Registrar, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(iii)            PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(iv)            INDENTURE. The Company issued the Notes under an Indenture dated as of January 25, 2017 (the “Indenture”) among the Company, the Guarantor and the Trustee in an aggregate initial principal amount of $350,000,000. The terms of the Notes include those stated in the Indenture and those made part of the Indenture, and defined terms used but not defined in this Note have the meanings set forth in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(v)            OPTIONAL REDEMPTION.

(a)    At any time prior to February 1, 2020, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date, with an amount equal to the net cash proceeds of one or more Equity Offerings, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant Interest Payment Date; provided that:

(i)               at least 50% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company, its Subsidiaries and parent entities) remains outstanding immediately after the occurrence of such redemption (unless all such Notes are concurrently repurchased or redeemed pursuant to another provision described in the Indenture); and

(ii)               the redemption occurs within 90 days of the date of the closing of such equity offering.

(b)   At any time prior to February 1, 2020, the Company may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)    Except pursuant to the preceding paragraphs (and pursuant to Section 4.08(e) of the Indenture), the Notes will not be redeemable at the Company’s option prior to February 1, 2020.

(d)   On or after February 1, 2020, the Company may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2020	102.938%
2021	101.469%
2022 and thereafter	100.000%

(e)    Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(f)    The provisions of Article 3 of the Indenture do not prohibit the Company or its affiliates from acquiring the Notes in private or open-market transactions by means other than a redemption, whether pursuant to a tender offer, negotiated purchase or otherwise.

(vi)            MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(vii)            REPURCHASE AT THE OPTION OF HOLDER.

(a)    Except as provided in the Indenture, upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will deliver a notice to each Holder (with a copy to the Trustee) setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(viii)            NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Company shall deliver or cause to be delivered, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(ix)            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(x)            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(xi)            AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Guarantee may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. In addition, the Indenture provided that for certain purposes the Indenture and the Notes may be amended or supplemented without the consent of any Holder of Notes.

(xii)            DEFAULTS AND REMEDIES. In the case of an Event of Default specified in clause (viii) or (ix) of Section 6.01 of the Indenture with respect to the Company or the Guarantor, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Defaults may be waived, and accelerations rescinded, in accordance with the Indenture.

(xiii)            TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to and entitled to the benefits of Article 7 of the Indenture.

(xiv)            NO RECOURSE AGAINST OTHERS. No director, manager, member, investor, officer, employee, incorporator, stockholder, holder of Equity Interest, or affiliate of the Company or the Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(xv)            AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(xvi)            ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(xvii)            CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(xviii)            GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEE.

(xix)            WAIVER OF TRIAL BY JURY. EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(xx)            GUARANTEE. This Note is entitled to the benefits of the Guarantee set forth in Article 10 of the Indenture, notwithstanding the lack of a notation of guarantee on this Note.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Pier 1, Bay 3

San Francisco, CA 94111

Attention: General Counsel

Fax Number: (415) 362-7900

Email Address: generalcounsel@patternenergy.com

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Indenture, check here: □

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Pier 1, Bay 3

San Francisco, CA 94111

Attention: General Counsel

Fax Number: (415) 362-7900

Email Address: generalcounsel@patternenergy.com

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200,

Jacksonville, FL 32256 USA

Attention: Transfer

Copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Corporate Trust

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

Attn:  Corporates Team Deal Manager – Pattern Energy Group Inc.

Fax:  732-578-4635

Re: 5.875% Senior Notes due 2024

Reference is hereby made to the Indenture, dated as of January 25, 2017 (the “Indenture”), among Pattern Energy Group Inc., as issuer (the “Company”), the Guarantor party thereto and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[●], (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $[●] in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. □ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a

“qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. □ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. □ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) □ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) □ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) □ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) □ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. □ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) □ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) □ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) □ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) □ a beneficial interest in the:

(i) □ 144A Global Note (CUSIP 70338P AC4), or

(ii) □ Regulation S Global Note (CUSIP U70442 AA3), or

(b) □ a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) □ a beneficial interest in the:

(i) □ 144A Global Note (CUSIP 70338P AC4), or

(ii) □ Regulation S Global Note (CUSIP U70442 AA3), or

(iii) □ Unrestricted Global Note (CUSIP [●]); or

(b) □ a Restricted Definitive Note; or

(c) □ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Pier 1, Bay 3

San Francisco, CA 94111

Attention: General Counsel

Fax Number: (415) 362-7900

Email Address: generalcounsel@patternenergy.com

DB Services Americas, Inc.

MS: JCK01-0218

Attention: Reorg. Department

5022 Gate Parkway, Suite 200

Jacksonville, FL  32256

DB.Reorg@db.com

Fax: 615-866-3889

Telephone Assistance (877) 843-9767

Copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Corporate Trust

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

Attn:  Corporates Team Deal Manager – Pattern Energy Group Inc.

Fax:  732-578-4635

Re:	5.875% Senior Notes due 2024

(CUSIP [●])

Reference is hereby made to the Indenture, dated as of January 25, 2017 (the “Indenture”), among Pattern Energy Group Inc., as issuer (the “Company”), the Guarantor party thereto and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[●], (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $[●] in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

C-1

(a) □ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) □ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) □ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) □ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) □ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) □ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] □ 144A Global Note, □ Regulation S Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

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